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                                                                   Exhibit 5-A



Richard W. Odgers
Executive Vice President, General Counsel, and External Affairs
Pacific Telesis Group
130 Kearny Street
Suite 3700
San Francisco, California  94108



October 19, 1995



Pacific Telesis Group
130 Kearny Street
San Francisco, California  94108


Gentlemen and Ladies:


I have acted as counsel to Pacific Telesis Group ("Pacific Telesis"), a Nevada corporation, and to Pacific Telesis Financing I, Pacific Telesis Financing II and Pacific Telesis Financing III, each a Delaware business trust (collectively, the "Trusts"), in connection with the preparation of the registration statement of Pacific Telesis and the Trusts on Form S-3 (the "Registration Statement"), to be filed on or about October 19, 1995 with the Securities and Exchange Commission (the "Commission"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of preferred securities of the Trusts (the "Preferred Securities"), guarantees of the Preferred Securities by Pacific Telesis (the "Preferred Securities Guarantees") and subordinated debt securities of Pacific Telesis (the "Subordinated Debt Securities"). The Subordinated Debt Securities will be issued in accordance with the provisions of an indenture and a supplemental indenture (together, the "Indenture") to be executed by Pacific Telesis and The First National Bank of Chicago, a national banking association (the "Bank"), as trustee (the "Debt Trustee"), the forms of which are being filed as exhibits to the Registration Statement. The Preferred Securities Guarantees will be set forth in a guarantee agreement to be executed by Pacific Telesis and the Bank, as preferred guarantee trustee (the "Preferred Guarantee Trustee"), the form of which is being filed as an exhibit to the Registration Statement.

In so acting, I have reviewed the Registration Statement, including the prospectus (the "Prospectus") and prospectus supplement (the "Prospectus Supplement") contained therein, and the form of Indenture, form of Subordinated Debt Security and form of Preferred Securities Guarantee being filed with the Commission as exhibits to the Registration Statement. In addition, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Pacific Telesis, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of Pacific Telesis.







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Based on  the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

1. Pacific Telesis is a corporation duly organized and validly existing under the laws of the State of Nevada.

2. Pacific Telesis has all requisite corporate power and authority to execute and deliver the Indenture, the Subordinated Debt Securities and the Preferred Securities Guarantees in conformity with the resolutions of the Board of Directors of Pacific Telesis adopted on September 22, 1995 (the "Board Resolutions") and to perform its obligations under the Indenture, the Subordinated Debt Securities and the Preferred Securities Guarantees.

3. The execution and delivery of the Indenture, the Subordinated Debt Securities and the Preferred Securities Guarantees in conformity with the Indenture, the Registration Statement and the Board Resolutions have been duly authorized by all necessary corporate action on the part of the Pacific Telesis.

4. Upon the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), the due execution and delivery of the Indenture by Pacific Telesis and the Debt Trustee and the effectiveness of the Registration Statement under the Securities Act, the Subordinated Debt Securities, when duly established as a series, executed, authenticated, issued, sold and delivered in the manner contemplated in the Indenture, the Registration Statement and the Board Resolutions, will constitute legal, valid and binding obligations of Pacific Telesis, entitled to the benefits of the Indenture and enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity) and except to the extent that rights to indemnification thereunder may be limited by federal or state securities laws or public policy relating thereto.

5. Upon the qualification of the Preferred Securities Guarantees under the Trust Indenture Act, the due execution and delivery of the Preferred Securities Guarantees by Pacific Telesis and the Preferred Guarantee Trustee, the effectiveness of the Registration Statement under the Securities Act and the lawful issuance and sale of the Preferred
     Securities in the manner contemplated in the Preferred Securities Guarantees, the Registration Statement and the Board Resolutions, the Preferred Securities Guarantees will constitute the legal, valid and binding obligation of Pacific Telesis enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally; and subject, as to enforceability, to the rules governing the availability of specific performance, injunctive relief or other equitable remedies; to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); to the effect of applicable court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where the breach of such covenants or provisions imposes restrictions or burdens upon a borrower, and it cannot be demonstrated that the enforcement of such restrictions or burdens is necessary for the protection of the creditor, or which have held that the creditor's enforcement of such covenants or provisions under the circumstances would violate the creditor's covenants of good faith and fair dealing implied under California law; the effect of California statutes and rules of law that cannot be waived prospectively by a borrower; and the effect of California statutes and cases to the effect that a surety may be exonerated if the creditor alters the original obligation of the principal without the surety's consent, elects remedies for default that may impair the surety's subrogation rights against the principal, proceeds against the surety without first exhausting its remedies against the principal or otherwise takes action which prejudices the surety, without notification of and consent by the surety, unless such rights of the surety are validly waived.

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The  opinions  expressed herein  are  limited  to the  laws  of  the State  of
California, the general corporation law of the State of Nevada and the federal law of the United States of America, and I express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. I do not purport herein to cover the application of the Blue Sky or securities laws of the various states or other jurisdictions to the issuance and sale of the Subordinated Debt Securities and the Preferred Securities Guarantees.

The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without my prior written consent.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the headings "Validity of Securities" in the Prospectus and "Legal Matters" in the Prospectus Supplement, without admitting that I am an "expert" under the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit thereto.


Very truly yours,



/s/ Richard W. Odgers
Richard W. Odgers
Executive Vice President, General Counsel,
     and External Affairs












































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